EXHIBIT 99.1

SCHEDULE I

Transactions in the Securities of the Issuer During the Past Sixty Days

Name	Date	Price per Share[1]	Number of Shares Purchased/(Sold)
Valence	9/29/2025	$1.80[2]	(153,500)
Valence	9/30/2025	$1.88[3]	9,079[4]
D. E. Shaw Oculus Portfolios, L.L.C.[5]	9/30/2025	$1.89[6]	3,549[7]
Oculus	9/30/2025	$1.91	(7)
D. E. Shaw Composite Portfolios. L.L.C.[5]	9/30/2025	$1.91	30[8]
Valence	10/15/2025	$0.75[9]	(4,260,000)
Valence	10/16/2025	$0.60[10]	(2,880,288)
Valence	10/17/2025	$0.64[11]	(5,790,000)
Valence	10/20/2025	$1.04[12]	(6,281,033)
Valence	10/21/2025	$2.14[13]	(1,922,100)
Valence	10/21/2025	$3.13[14]	(77,793)
Valence	10/22/2025	$1.00	(2,500)[15]
Valence	10/22/2025	$2.00	(600)[16]
Valence	10/22/2025	$3.84[17]	(589,185)
Valence	10/22/2025	$5.66[18]	(128,301)
Valence	10/22/2025	$6.56[19]	(244,562)
Valence	10/22/2025	$7.19[20]	(37,952)

In addition to the above, on 10/20/2025, Valence used 153,500 shares to cover short positions, reducing its long position to 11,999,893 Common Shares and short position to 16,257 Common Shares.

The trading dates, transactions, exercises and assignments, and the price per share implied by the transactions, for all transactions by the Reporting Persons in options of the Issuer within the last 60 days, which were all brokered transactions, are set forth below.

Name	Date	Security Description	Action	Notional Number of Shares Purchased/(Sold)	Price
Valence	10/10/2025	$2.00 November 2025 Put	Long Purchase	270,100	$1.46
Valence	10/10/2025	$2.00 November 2025 Call	Short Sale	(270,100)	$0.43
Valence	10/13/2025	$1.00 November 2025 Call	Short Sale	(224,000)	$0.19
Valence	10/14/2025	$1.00 October 2025 Put	Long Purchase	5,000	$0.41
Valence	10/14/2025	$1.00 November 2025 Put	Long Purchase	500,000	$0.47
Valence	10/14/2025	$1.00 November 2025 Call	Short Sale	(500,000)	$0.08
Valence	10/14/2025	$1.00 October 2025 Call	Short Sale	(5,000)	$0.07
Valence	10/21/2025	$1.00 November 2025 Call	Assignment	(2,500)	$0.00
Valence	10/21/2025	$2.00 November 2025 Call	Assignment	(600)	$0.00

1 Price per Share does not include any brokerage commissions or service charges. Where weighted average price is used for the reported transactions, the Reporting Persons undertake to provide upon request by the SEC, full information regarding the number of Shares purchased or sold at each separate price.
2 A weighted average price based on prices ranging from $1.48 to $2.00.
3 A weighted average price based on prices ranging from $1.86 to $1.92.
4 Common Shares were purchased to cover short positions held by Valence.
5 By virtue of Dr. Shaw’s position as President and sole shareholder of DESCO Inc., which is the general partner of DESCO LP, which in turn is the investment adviser of D. E. Shaw Oculus Portfolios, L.L.C. (“Oculus”) and D. E. Shaw Composite Portfolios, L.L.C. (“Composite”), and by virtue of Dr. Shaw’s position as President and sole shareholder of DESCO II, Inc., which is the managing member of DESCO LLC, which in turn is the manager of Oculus and Composite, Dr. Shaw may be deemed to have the shared power to vote or direct the vote of, and the shared power to dispose or direct the disposition of, shares in which Oculus and Composite transact and, therefore, Dr. Shaw may be deemed to be the beneficial owner of such shares. Dr. Shaw disclaims such beneficial ownership.
6 A weighted average price based on prices ranging from $1.86 to $1.92.
7 Common Shares were purchased to cover short positions held by Oculus.
8 Common Shares were purchased to cover short positions held by Composite.
9 A weighted average price based on prices ranging from $0.67 to $0.82.
10 A weighted average price based on prices ranging from $0.53 to $0.69.
11 A weighted average price based on prices ranging from $0.55 to $0.75.
12 A weighted average price based on prices ranging from $0.88 to $1.15.
13 A weighted average price based on prices ranging from $1.93 to $2.92.
14 A weighted average price based on prices ranging from $2.93 to $3.30.
15 These sales were effected pursuant to the assignment of call options, which is reflected in the options table below.
16 These sales were effected pursuant to the assignment of call options, which is reflected in the options table below.
17 A weighted average price based on prices ranging from $3.25 to $4.23.
18 A weighted average price based on prices ranging from $5.01 to $6.00.
19 A weighted average price based on prices ranging from $6.01 to $7.00.
20 A weighted average price based on prices ranging from $7.01 to $7.65.